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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in Registration Statements No. 333-187849 on Form S-3 and No. 333-191093 on Form S-8 of Select Income REIT of our report dated March 27, 2014, relating to the consolidated financial statements and financial statement schedule of Cole Corporate Income Trust, Inc. appearing in this Current Report on Form 8-K filed by Select Income REIT with the U.S. Securities and Exchange Commission on November 26, 2014.

/s/ DELOITTE & TOUCHE LLP

Deloitte & Touche LLP
Phoenix, Arizona
November 26, 2014

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  Exhibit 23.1